UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2008

FORCE PROTECTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC		29456
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (843) 740-7015

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

                On July 1, 2008, Force Protection, Inc.’s adoption of its restated Code of Conduct and Ethics (the “Code of Ethics”), which applies to all of Force Protection’s employees, officers and directors, became effective.  The Code of Ethics provides for the honest and ethical standard of conduct of its directors, officers and employees, including candor and cooperation; procedures for the resolution of conflicts of interests; a disclosure policy with respect to the disclosure of information to the public; the confidentiality of business information; special considerations for doing business with the United States government and compliance with applicable laws, such as accounting regulations, antitrust matters, environmental and safety regulations, export and import controls, equal employment opportunity, insider trading and the foreign corrupt practices act.  The Code of Ethics also provides the procedures by which any officer or employee may report any suspected violation of the Code of Ethics.  Compliance with the Code of Ethics by the directors, officers and employees of Force Protection is mandatory.

                A copy of the Code of Ethics is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein in its entirety by reference.  The Code of Ethics is also available on Force Protection’s website at www.forceprotection.net.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

14.1	Code of Conduct and Ethics of Force Protection, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: July 3, 2008

/s/ Michael Moody
(Signature)

Name: Michael Moody
Title: Chief Executive Officer & President

EXHIBIT LIST

Exhibit	Description

14.1	Code of Conduct and Ethics of Force Protection, Inc.